10.13

            Lease Agreement dated October 15, 2004.


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                                 LEASE AGREEMENT


      THIS AGREEMENT, entered into this 15th_ day of October 2004, by and between ABDI R. BOOZAR-JOMEHRI doing business under the name of Safety Harbor Centre hereinafter referred to as "LANDLORD" and OnScreen Technologies, Inc. hereinafter referred to as "TENANT".

      WHEREAS, the Landlord is the Owner of the property known as Safety Harbor Centre located at 200 9`h Avenue North, Safety Harbor, Florida and

      WHEREAS, the purpose of this Agreement is to set forth the terms and conditions whereby Landlords leases to Tenant and Tenant leases from Landlord a portion of the area in the aforementioned property.

NOW, THEREFORE, for the sum of Ten Dollars ($10.00) and other goods and valuable consideration the parties hereto agree as follows:

      1.    LEASED AREA

            Landlord does lease to Tenant and Tenant leases from Landlord space designated as

                                    Suite 130

                   Office Space including Tenant Improvements


            RENTAL AMOUNT

            The rental, which the Tenant shall pay to the Landlord hereunder, shall be $33,768.00 plus applicable Sales Tax. Common Area Maintenance (CAM) in the amount of $148 per sq.ft. is included in the base rent. Rental shall be paid in monthly installments due on the 1S` of each month and every month for the term of this lease. Monthly installments for the three-year term are broken down as follows:

                           BASE RENT                         $   2,814.00
                           SALES TAX                               196.98
                                                             ------------
                           MONTHLY RENT DUE                  $   3,010.98

            a.    SECURITY DEPOSIT SHALL BE:

                           1sT MONTHS RENT                    $  3,010.98
                           LAST MONTHS RENT                   $  3,010.98
                           SECURITY DEPOSIT                   $      0.00
                                                              -----------
                           TOTAL                              $  6,021.96


      2.    TERM OF LEASE

            This lease shall be for a period of 5 years and shall commence on the 1st day of December, 2004 and expire on the 30th day of November, 2009.

      4.    COMMON AREA MAINTENANCE

            Tenant shall pay CAM as set forth each month for the duration of the lease for maintenance of common areas.



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Lease Agreement

      5.    OPTION TO RENEW

            Tenant shall have the option to renew this lease for a period of 5 years each upon giving sixty (60) days written notice to Landlord.

      6.    USE OF PREMISES

                  Tenant agrees that the subject premises shall be used solely for the business of Office and Related Services and for no other purpose without written consent of the Landlord.

      7.    SIGNS

                  Written consent of the Landlord being first obtained. Landlord may stipulate type and configuration of signage used. Sign must be constructed per the specifications of the Landlord.

      8.    IMPROVEMENTS

                  All EXISTING IMPROVEMENTS LESS THAN TWO years old SPACE IS PROVIDED "AS IS" IN NEW CONDITION

      9.    COMMON AREAS

                  Landlord will maintain all thoroughfares for vehicular and pedestrian traffic within the property and all common areas and parking areas. This maintenance shall include adequate repairs to fighting, painting, pavement, sidewalks, etc. Tenant and all those having business with it in common with the other tenants and their associates have the right to use such facilities for their intended purposes. EXCEPT that no advertising or solicitation of any sort will be permitted without written consent of the Landlord being first obtained.

                  Tenant may upon inspection and determination of cause, be
            charged an additional fee for repairs or clean up directly caused by his business (such as chemicals or paints poured in common area washrooms: Damage to pavement due to wash down of chemical substances, etc.)

      10.   RENTAL ESCALATION

                  Rental amount and CAM charges shall escalate at the beginning of the 2"d year, as follows: Rent shall escalate at CPI or 3% per annum whichever is greater. CAM shall escalate at actual cost or 3% whichever is greater.

      11.   INSPECTION

                  Landlord may inspect the leased space at reasonable times
            during the business hours without notice to Tenant.

      12.   CONTROL OF NON-LEASED AREA

                  Landlord will retain exclusive management control of all
            exterior surfaces and areas of the exterior perimeter surrounding the Tenant's space as well as all other such exteriors of leased spaces and control of common areas and parking areas of the property.

      13.   MAINTENANCE OF LEASED SPACE

                  Tenant will maintain the leased space at his own expense
            keeping it at all times in good condition and good working order.



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Lease Agreement

      14.   UTILITIES

                  Tenant agrees to pay all charges for electricity, telephone air conditioning and heating and all other utilities and charges for services used by or furnished to Tenant on the premises. Utility charges that are billed to Landlord on a common billing are included in the CAM fee unless otherwise provided in this lease Agreement.

      15.   AIR CONDITIONING UNIT

                  Tenant shall maintain the air conditioning units serving his space from time to time and shall install air conditioning filters on a timely basis. In the event Landlord feel Tenant is not performing adequate maintenance on the air conditioners, Landlord may maintain them at his expense and charge same to Tenant. Tenant shall be responsible for all repairs to equipment with the exception of replacement of major mechanical components: EXCEPT in cases where lack of maintenance directly caused the failure of major components, in which case, Tenant will be responsible for replacement costs.

      16.   ELECTRIC AND PLUMBING REPAIRS

                  Electrical and plumbing repairs within the leased space shall be the responsibility of the Tenant. Repairs outside the lease space shall be the responsibility of the Landlord; EXCEPT when determined to have been caused by the Tenant,': in which case Tenant will be responsible for cost.

      17.   TENANT'S COMPLIANCE WITH LAWS

                  Tenant will comply with all governmental requirements and laws respecting the conduct of business or use of the leased space in timely and appropriate manner and at his sole cost and will pay and be solely responsible for all tax levies, assessments, licenses or fines as may be required from time to time directed to the conduct of his business.

      18.   SURRENDER ON TERMINATION

                  Tenant shall surrender the space at the end of the term
            arranged for under this lease, including all improvements, wear and tear excepted. All keys or other forms of access to the space or any materials left within the space will be surrendered to Landlord by the end of the term. Any and all improvements made by the Tenant to the subject premises, including carpets and partition, shall remain in the subject premises upon the termination of this lease; except that the tenant shall be permitted to remove furniture, built-in cabinets and similar items which can be removed without damaging the premises. The Tenant at his expense shall repair any damages caused by said removal.

      19.   HOLDOVER TENANCY

                  Should Tenant holdover occupancy of the space after
            termination of the lease with the consent or acquiescence of Landlord, the tenancy will then be construed to be a "month to month" lease, but the terms of this Agreement otherwise will be fully applicable insofar as consistent with such tenancy.


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Lease Agreement

      20.   INDEMNIFICATION

                  Tenant shall indemnify and hold Landlord and its agents,
            servants and employees harmless from and against all causes of action, claims, damages, losses and expenses, including reasonable attorneys' fees, resulting from or arising out of bodily injury, sickness, disease or death, or injury to or destruction of tangible property resulting solely from affirmative act of negligence by Tenant. Landlord shall not be liable to Tenant for any damage or injury to the Leased Premises, to Tenant's property, to Tenant, its agents, contractors, employees, invitee, or licensees, arising from any condition of the Leased Premises, the Building, or any sidewalk or entranceway serving the Building, or the act of neglect of co-tenants, or the malfunction of any equipment or apparatus serving the Building, unless due to negligence of Landlord. However, Tenant shall not be required to indemnify Landlord hereunder with respect to any damages or injuries caused by individual acts or omissions or Landlord while on the premises. Without limiting the generality of the foregoing. Tenant agrees that this will procure at its expense, and continue in force throughout the period of this lease for the benefit of Landlord and Tenant as their respective interest shall appear a policy or policies or public liability insurance written by a company authorized to engage in the business of general liability insurance in the State of


            Florida. Said insurance shall be written to protect the Landlord and Tenant against any and all claims for injury to persons or property occurring In, upon, or about the premises, and each and every part thereof, and the sidewalks in front of the leased premises. The coverage shall include all damages from signs, glass, awnings, fixtures or other appurtenances now or thereafter placed upon the leased premises during the term of this lease.

                  Said public liability policy or policies shall be in an amount of not less then $300,000.00 in respect to injuries to or death of persons in any one accident and in an amount of not less then $1,000,000.00 in respect to injuries to or death of any one person and in an amount not less than $100,000.00 for damage to property.

                  Tenant shall promptly pay any and all insurance premiums in connection with any policy or policies or insurance and shall deliver evidence of such insurance to the Landlord. Should the Tenant fail to furnish evidences of such insurance as provided for in this lease, Landlord may obtain such insurance and the premiums on such insurance shall be deemed to be additional rental to be paid by Tenant to Landlord on demand.

      21.   CONDEMNATION CLAUSE

                  If any authority under eminent domain takes business center, in either of the forms described below, the lease will be terminated at that time or all adjustments in rent will be made pro-rata to that time and payable then. "Taken" under such proceedings refers to the time when either under the provisions of a private agreement by Landlord with the condemning authority, or order of a court of competent, jurisdiction, the right to immediate physical possession is given to such authority. The following kinds of "Takings" are embraced under the terms of this Agreement:

                  1.    The entirety of the leased space.
                  2. Ten (10%) percent or more of the leased space, and in such fashion as to substantially prevent the conduct of Tenant's business in the normal manner.
                  3. Space of fifty (50%) percent or more of the Tenants in the business center, causing the removal of such tenants under the terms of their own leases.
                  4. Fifty (50%) percent or more of the common areas of the business center.


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Lease Agreement

      22.   DEFAULT

                  In the event the Tenant fails to pay the rent within five (5)
            business days after the same is due, time being of the essence the Landlord may declare this lease to be in default and may exercise any of the remedies available to it under the laws of the State of Florida as a Landlord. A late fee in an amount equal to five (5%) percent of the monthly base rent will be charged to any rents not paid by the 6`h business day of the month, whether the Owner exercise his right to declare the lease in default or not.

                  In the event a default other than the payment or rent occurs and said default continues after fifteen (15) days written notice, the Landlord may forthwith terminate this lease and may at that time have available to it all remedies of a Landlord under the laws of the State of Florida.

      23.   LANDLORD'S LIEN

                  it is understood and agreed that in addition to the statutory lien for rent, which the Landlord has, Landlord shall also have an express lien upon all of the furniture, fixtures, equipment, goods and chattels of the Tenant which may be brought or put on said premises as security for the payment of rent and additional rents herein reserved. Tenant agrees that the Landlord's lien for the payment of said rents may be enforced by distress, foreclosure or otherwise at the option of the Landlord.

      24.   QUIET ENJOYMENT

                  So long as the Tenant performs all of its covenants required hereunder, the Landlord guarantees to the Tenant quiet enjoyment of the subject premises.

      25.   SUBORDINATION

                  The Tenant agrees that its lease interest In the subject
            premises shall at all times be subordinated to any real property mortgage financing which may be obtained by the Landlord at the time this lease is executed, or at the time new or additional financing my be obtained after the date this lease is executed. In the event a prospective lender of the Landlord requires additional documentation to evidence this right, the Tenant agrees to execute such subordination agreements as may be required from time to time.

      26.   INVALIDITY OR UNENFORCABLITY

                  If any term, condition, covenant, or provision of this lease is held to be invalid or unenforceable either in itself or as to any particular party, then the remainder of the lease, or the applicability of such provision to other parties, will continue in validity and force; except, if thereafter, as to any other individual provision or its applicability to any particular party it would be inequitable and inconsistent with the purposes of the lease to so continue, then only as to such first and secondary provisions or parties will the lease be invalid and unenforceable.

      27.   ATTORNEY'S FEES

                  To any extent it becomes necessary for either Landlord or
            Tenant to take legal action against the other to enforce any provisions of this lease, the prevailing party will be entitled to awardable attorney's fees.

      28.   ENTIRE AGREEMENT

                  This lease constitutes the entire Agreement between the
            parties along with its exhibits as noted in Paragraph 35 (if any): and no alteration or modification of such Agreement may be made except in writing to the other party and signed by the party to be charged.

      29.   RECORDING OF LEASE

                  This lease will not be recorded in the public records,


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 Lease Agreement

      30.   WRITTEN COMMUNICATIONS

                  Either party will send all rents or payments, notices, or
            approvals in writing provided for under this lease to the other party as follows:

              To Landlord:    SAFETY HARBOR CENTRE, INC. ABDI R.
                              BOOZAR-JOMEHRI
                              200 9TH AVENUE NORTH
                              SAFETY HARBOR, FLORIDA 34695

              To Tenant:      At Leased Space

                  Rents are made payable to SAFETY HARBOR CENTRE, INC. and
            delivered (by mail or in person) to SAFETY HARBOR CENTRE, INC, at the address noted above. Such rents, if reported, shall use tax ID number 59-3604208.,

      31.   WAIVERS

                  No waivers of any term, condition, or covenant of this lease may be presumed, but must be made in writing by the party so waiving to the other party. No acceptance by Landlord from Tenant of any amount paid for any reason under this lease in a sum less than what is actually owing will constitute a compromise, settlement, accord and satisfaction, release or other final disposition of the amount owing in the absence of a writing from the Landlord to the contrary.

            In the event Tenant owes monies to Landlord for other than rent, Landlord has the option of applying any monies received against that debt or against rent at his discretion.

      32.   ASSIGNMENT AND SUBLETTING

                  This lease may not be assigned not the premises sublet by
            Tenant without the express written consent of the Landlord being obtained, which approval shall not be unreasonably withheld.

            REAL ESTATE TAXES AND INSURANCE

                  Real Estate Taxes and Property Insurance shall be the
            responsibility of the Landlord. Insurance in this regard is the property insurance to cover the building(s), parking lots, etc., but does not include coverage of any property of the Tenant, his employees or persons visiting the premises.

      33.   OTHER COVENANTS

            The following are additional covenants between the parties of this
            Agreement:

            Landlord shall provide the following:

            Landlord herein approves all signs as they now appear and are placed. Sign remains personal property of the Tenant.


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Lease Agreement

            The following conveniences are extended to the Tenant:

            1.) If Tenant's company grows to the extent that both suites are not large enough to accommodate Tenant's offices, Tenant will be permitted to lease additional space as available or to move within the 9th Avenue North building.

            2.) If no such space is available in the 9'h Avenue North building, Tenant will be permitted to transfer the two 91h Avenue North leases to any office building the Landlord may have at the time with available space on reasonable terms to be negotiated, at which time Tenant would be released from the 91h Avenue North leases.

            THIS AGREEMENT entered into as of the day and year first above written.

WITNESS:                                   LANDLORD:
(As to Landlord)
                                           BY:

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                                           ABDIR BOOZAR-JOMEHRI
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WITNESS:                                   TENANT:
(As to Tenant)
                                           BY:

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WITNESS:                                   TENANT:
(As to Tenant)
                                           BY:

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